Exhibit 99.1

ImmunogenX, Inc.

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

December 31, 2023, 2022 AND 2021

ImmunogenX, Inc.

TABLE OF CONTENTS

December 31, 2023, 2022 AND 2021

Page No.

Independent Auditor’s Report	1 – 2

Financial Statements:
Balance Sheets	3
Statements of Operations	4
Statements of Changes in Stockholders’ Deficit	5
Statements of Cash Flows	6

Notes to Financial Statements	7 – 25

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

ImmunogenX, Inc.:

Opinion

We have audited the accompanying financial statements of ImmunogenX, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2023, 2022 and 2021, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023, 2022 and 2021, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring net losses and negative cash flows from operations because of the Company being in the pre-revenue stage. The Company’s current obligations and net losses combined with the uncertainty regarding future financing raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Change in Accounting Principle

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for leases effective January 1, 2021, due to the early adoption of Financial Accounting Standards Board Accounting Standards Codification 842, Leases. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during our audits.

/s/ Holthouse Carlin & Van Trigt LLP

Irvine, California

March 13, 2024

IMMUNOGENX INC.

BALANCE SHEETS

AS OF DECEMBER 31,	2023	2022	2021
ASSETS

Current assets:
Cash and cash equivalents	$251,266	$95,342	$1,486,844
Prepaid expenses and other current assets	3,068,344	1,869,860	6,466
Total current assets	3,319,610	1,965,202	1,493,310

Property and equipment, net	20,853	26,454	39,691
Operating lease right-of-use asset, net	10,704	42,680	74,454
Patents, net	668,451	782,246	896,042
Other intangible assets	19,200	19,200	19,200
Other assets	63,558	96,137	-
Total assets	$4,102,376	$2,931,919	$2,522,697

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$399,283	$626,127	$207,926
Accrued expenses and other current liabilities	2,008,888	509,384	187,963
Current portion of operating lease liability	9,129	24,675	30,668
Related party promissory note	393,282	269,481	592,222
Revolving line of credit	6,360,000	2,810,000	-
Total current liabilities	9,170,582	4,239,667	1,018,779

Operating lease liability, net of current portion	-	9,129	33,805
Convertible notes (at fair value)	8,663,804	3,668,574	2,948,457
Note payable	500,000	500,000	500,000
Total liabilities	18,334,386	8,417,370	4,501,041

Stockholders' deficit:
Preferred stock, $0.0001 par value; 2,260,054 shares authorized; 2,260,054 shares issued and outstanding	226	226	226
Common stock, $0.0001 par value; 2,000,000 shares authorized; 1,009,925 shares issued and outstanding	101	100	99
Additional paid-in capital	4,608,364	4,496,928	4,380,877
Accumulated deficit	(18,840,701)	(9,982,705)	(6,359,546)
Total stockholders' deficit	(14,232,010)	(5,485,451)	(1,978,344)
Total liabilities and stockholders' deficit	$4,102,376	$2,931,919	$2,522,697

See accompanying notes to the financial statements.

IMMUNOGENX INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,	2023	2022	2021
Operating expenses:
General and administrative	$2,308,851	$1,932,116	$1,474,494
Research and development	2,828,531	2,268,205	1,892,303
Total operating expenses	5,137,382	4,200,321	3,366,797

Other income (expense):
Grant income	910,577	1,090,595	1,630,858
Paycheck Protection Program loan forgiveness	-	-	120,023
Change in fair value of convertible notes	(3,615,230)	(190,117)	(48,017)
Interest expense	(1,083,056)	(374,588)	(126,159)
Other income, net	67,886	52,072	131,627
Total other income (expense), net	(3,719,823)	577,962	1,708,332

Income before provision for income taxes	(8,857,205)	(3,622,359)	(1,658,465)

Provision for state income taxes	791	800	1,722

Net loss	$(8,857,996)	$(3,623,159)	$(1,660,187)

See accompanying notes to the financial statements.

IMMUNOGENX INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED	Preferred Stock		Common Stock		Paid-In	Accumulated
DECEMBER 31, 2023, 2022, AND 2021	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2020	2,260,054	$226	980,450	$98	$4,322,473	$(4,699,359)	$(376,562)

Common stock granted	-	-	14,670	1	22,929	-	22,930
Stock-based compensation - stock options	-	-	-	-	35,475	-	35,475

Net loss	-	-	-	-	-	(1,660,187)	(1,660,187)
Balance as of December 31, 2021	2,260,054	$226	995,120	$99	$4,380,877	$(6,359,546)	$(1,978,344)

Common stock granted	-	-	8,590	1	17,597	-	17,598
Stock-based compensation - stock options	-	-	-	-	48,583	-	48,583
Equity-classified stock warrant	-	-	-	-	49,871	-	49,871

Net loss	-	-	-	-	-	(3,623,159)	(3,623,159)
Balance as of December 31, 2022	2,260,054	$226	1,003,710	$100	$4,496,928	$(9,982,705)	$(5,485,451)

Common stock granted	-	-	6,215	1	12,907	-	12,908
Stock-based compensation - stock options	-	-	-	-	66,235	-	66,235
Equity-classified stock warrant	-	-	-	-	32,294	-	32,294

Net loss	-	-	-	-	-	(8,857,996)	(8,857,996)
Balance as of December 31, 2023	2,260,054	$226	1,009,925	$101	$4,608,364	$(18,840,701)	$(14,232,010)

See accompanying notes to the financial statements.

IMMUNOGENX INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,	2023	2022	2021
Cash flows from operating activities:
Net loss	$(8,857,996)	$(3,623,159)	$(1,660,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Reduction of operating right-of-use asset	31,977	31,774	31,492
Payment-in-kind interest	23,801	27,259	51,325
Depreciation and amortization of property and equipment	9,510	13,237	13,282
Amortization of patents	113,796	113,796	113,796
Amortization of deferred debt issuance costs	30,000	7,500	-
Amortization of loan commitment fee	34,873	6,234	-
Change in fair value of convertible notes	3,615,230	190,117	48,017
Common stock granted	12,907	17,597	22,929
Stock-based compensation - stock options	66,235	48,583	35,475
Paycheck Protection Program loan forgiveness	-	-	(120,023)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(1,198,484)	(1,863,394)	(8,381)
Accounts payable	(226,844)	418,201	106,525
Accrued expenses and other current liabilities	1,499,503	321,422	93,157
Operating lease liability	(24,675)	(30,669)	(36,597)
Net cash used in operating activities	(4,870,167)	(4,321,502)	(1,309,190)

Cash flows from investing activities:
Purchases of property and equipment	(3,909)	-	(18,441)
Cash used in investing activities	(3,909)	-	(18,441)

Cash flows from financing activities:
Proceeds from note payable	-	-	350,000
Proceeds from line of credit	3,550,000	2,750,000	-
Proceeds from related party promissory notes	200,000	-	-
Repayments on promissory notes	-	(250,000)	(100,000)
Proceeds from convertible notes	1,280,000	430,000	2,375,000
Proceeds from Paycheck Protection Program loan	-	-	66,607
Repayments on Paycheck Protection Program loan	-	-	(28,569)
Net cash provided by financing activities	5,030,000	2,930,000	2,663,038

Net change in cash and cash equivalents	155,924	(1,391,502)	1,335,407
Cash and cash equivalents, beginning of year	95,342	1,486,844	151,437
Cash and cash equivalents, end of year	$251,266	$95,342	$1,486,844

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$30,168	$5,028	$-
State taxes	$791	$800	$1,722

Non-cash operating and financing activities:
Operating right-of-use asset obtained in exchange for lease liability	$-	$-	$105,946
Issuance of equity-classified stock warrants	$32,294	$49,871	$-
Reclass of related party promissory notes to convertible notes	$100,000	$100,000	$400,000
Borrowings on line of credit for deferred debt issuance costs	$-	$60,000	$-

See accompanying notes to the financial statements.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

1.	ORGANIZATION AND NATURE OF BUSINESS

Founded in 2013 as a California LLC, ImmunogenX, Inc. (the “Company”) is a private, clinical stage, biotherapeutics company, headquartered in Newport Beach, California, with a research facility in North Carolina, formed to address critical needs for individuals with suspected or diagnosed celiac disease. On January 1, 2021, the Company converted to a corporation and incorporated in the state of Delaware. Research efforts are focused on therapy, disease management, and food safety. The Company has patented formulations related to the use of latiglutenase, a digestive enzyme that degrades unintended ingestion of gluten in the body. Another key area of research involves a method of monitoring intestinal villi atrophy by measuring the level of a drug metabolite that is strongly dependent on the villi heath.

Through December 31, 2023, the Company has been primarily engaged in developing its biopharmaceutical products, research and development, and raising capital through equity and debt offerings. The Company has not commenced principal revenue producing operations and has incurred significant expenditures for the research and development of the Company’s biopharmaceutical products. Once the Company’s planned principal operations commence, its focus will be on the manufacturing, refining, licensing, and marketing of its biopharmaceuticals and the continued research and development of new associated biopharmaceutical products.

The Company's activities are subject to significant risks and uncertainties, including being unable to secure additional funding to make the Company's current biopharmaceuticals operational before another company develops similar biopharmaceutical products. In addition, FDA approval is required for the Company’s products at the completion of successful human clinical trials.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation The accompanying financial statements have been prepared on an accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), where revenues and expenses are recorded as earned and incurred, respectively.

Use of Estimates The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include certain prepaid expenses, certain accrued expenses, and estimates regarding the fair value of debt and equity instruments. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value Measurements The Company accounts for the fair value of its financial instruments in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”). Non-recurring, nonfinancial assets and liabilities are also accounted for under the provisions of ASC 820.

ASC 820 defines fair value, establishes a framework for measuring fair value under US GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value.

The Company’s management used the following methods and assumptions to estimate the fair value of its financial instruments:

Levels	Hierarchy
1	Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

2	Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

3	Pricing inputs are unobservable, supported by little or no market activity, and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The Company’s management incorporated Level 3 inputs, including assumptions to estimate the fair value of its stock warrants (see Note 7), convertible notes (see Note 9), and stock options (see Note 12).

Cash and Cash Equivalents Cash and cash equivalents is comprised of cash on hand, deposits in banks, and highly liquid investments with an original maturity of three months or less.

Financial Instruments and Concentrations of Business and Credit Risk Financial instruments that potentially subject the Company to concentrations of business and credit risks consist of cash and cash equivalents and accounts payable.

The Company maintains cash balances that can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

The Company’s accounts payable can expose the Company to business risks such as supplier concentrations, which the Company mitigates by attempting to diversify its supply chain. For the year ended December 31, 2023, one supplier accounted for 68% of purchases and 15% of accounts payable as of December 31, 2023. For the year ended December 31, 2022, one supplier accounted for 74% of total purchases and 54% of accounts payable as of December 31, 2022. For the year ended December 31, 2021, two suppliers accounted for 36% of total purchases and 1% of accounts payable as of December 31, 2021.

Pre-Launch Inventories The Company does not capitalize pre-launch inventory costs, including raw materials and inventory production, until future commercialization is considered probable and the future economic benefit is expected to be realized or if there is an alternative future use. Capitalizing pre-launch inventory costs will not occur prior to obtaining regulatory approval, commercialization is considered probable, and future economic benefit can be asserted. The Company records such costs as research and development expenses in the statement of operations in the period incurred.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Research and Development Costs Research and development costs are charged to expense as costs are incurred in performing research and development activities in accordance with FASB ASC Topic 730, Research and Development (“ASC 730”). Such costs include overhead costs, clinical study and related clinical manufacturing costs, license and milestone fees, contract services, manufacturing costs for pre-launch inventories, and other related costs. Up-front fees and milestones paid to third parties in connection with research and development activities are expensed as incurred.

Property and Equipment Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization expense are calculated using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the related lease.

Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition, if any, is recognized in the statements of income and operations.

Intangible Assets Intangible assets are stated at acquisition cost less accumulated amortization. Intangible assets recorded in asset acquisitions are measured based on their cost, which is generally allocated to the assets on a relative fair value basis on the date of acquisition.

In accordance with FASB ASC Topic 350, Intangibles, Goodwill and Other (“ASC 350”), identifiable intangible assets acquired in a business combination or asset acquisition and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually and more frequently if events and circumstances indicate that the asset might be impaired. ASC 350 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with FASB ASC Topic 360, Property, Plant and Equipment (“ASC 360”).

ASC 350 requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with ASC 360. Based on the application of impairment testing as discussed above, management deemed that the fair value of intangible assets with estimable useful lives exceeds their carrying values; accordingly, no impairment of these intangible assets has been recorded for the years ended December 31, 2023, 2022, and 2021.

Patents Patent costs related to filing and pursuing patent applications, including direct application fees and legal and consulting expenses, are expensed as incurred, as the recoverability of such expenses is uncertain. Additionally, costs to maintain existing patents are also expensed as incurred. These costs are included in general and administrative expenses on the accompanying statement of operations.

In accordance with FASB ASC Topic 805, Business Combinations (“ASC 805”), costs to acquire filed patents as a part of an asset purchase or business combination are capitalized and, subsequently, amortized over their estimated useful lives and reviewed for impairment in accordance with ASC 360. For the years ended December 31, 2023, 2022, and 2021, no impairment of these patents has been recorded. Amortization is calculated using the straight-line method over the estimated useful lives of the patents, which range from 8.5 to 18 years.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Impairment of Long-Lived Assets In accordance with FASB ASC Topic 360, Property, Plant and Equipment (“ASC 360”), long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. In such cases, the carrying value of these assets is adjusted to their estimated fair value and assets held for sale are adjusted to their estimated fair value less estimated selling expenses. No impairment losses of long-lived assets or intangible assets with estimated useful lives were recognized for the years ended December 31, 2023, 2022, and 2021.

Deferred Debt Issuance Costs Deferred debt issuance costs represent costs paid in connection with obtaining long-term financing. Fees associated with long-term debt and revolving lines of credit are capitalized and subsequently amortized using the straight-line method which approximates the effective-interest method, over the term of the related debt agreement. In accordance with FASB Account Standard Update (“ASU”) 2015-03, Interest-Imputation of Interest (Subtopic 835-30), deferred debt issuance costs are presented, net of accumulated amortization, as an asset for amounts relating to revolving lines of credit and as direct deductions from the face amounts of all other related long-term debt (see Note 7).

Convertible Notes In accordance with FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”), certain financial instruments with characteristics of liabilities and equity may have embedded derivatives that are required to be bifurcated and accounted for separately from the host contract, unless the fair value option is elected. With the election of the fair value option, an irrevocable election is made to initially and subsequently measure the hybrid financial instrument in its entirety at fair value, with changes in fair value reported in earnings as they occur, except for changes in value related to the Company’s own creditworthiness, which would be recognized in other comprehensive income. The Company elected the fair value option, and accordingly, recognized losses related to the change in fair value for the years ended December 31, 2023, 2022, and 2021 in the amounts of $3,615,230, $190,117, and $48,017, respectively, which is included in other income or expenses on the accompanying statements of operations.

In August 2020, the FASB issued ASU 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for convertible instruments by eliminating the cash conversion and the beneficial conversion feature accounting models for convertible debt and convertible preferred stock. For privately held companies, ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2023, with early adoption permitted. The Company elected to early adopt ASU 2020-06 as of January 1, 2021 by applying the modified retrospective transition method. As of January 1, 2021, the Company did not have any financial instruments outstanding that falls within the scope of ASU 2020-06; accordingly, there was no impact to opening equity.

Related Party Promissory Note Promissory notes payable to a related party are stated at unpaid principal and interest balances. Interest on the notes is payment-in-kind (PIK), accrued, compounded annually, and added to the principal balance of the underlying notes.

Paycheck Protection Program Loan In May 2020 and March 2021, the Company received loans in the amounts of $81,985 (the “1st Draw”) and $66,607 (the “2nd Draw”), respectively, pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. The PPP is administered by the U.S. Small Business Administration (the “SBA”). The Company accounts for the loans under the PPP (the “PPP Loan”) as a financial liability in accordance with FASB ASC Topic 470, Debt (“ASC 470”). The Company does not impute additional interest at a market rate even though the stated interest rate under the PPP may be below market. Transactions, where interest rates are prescribed by governmental agencies, are excluded from the scope of FASB ASC Subtopic 835-30, Interest – Imputation of Interest (“ASC 835-30”). In accordance with ASC 470, the proceeds from the PPP Loan remained recorded as a liability until the loan was wholly forgiven.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

On August 18, 2021, $53,416 along with interest of $689 related to the 1st Draw was forgiven by the SBA, and a repayment was made for the remaining principal balance of $28,569. On October 19, 2021, the entire principal balance of the 2nd Draw along with interest of $385 was forgiven by the SBA. The forgiven loan balances and interest are included in other income and expenses on the accompanying statements of operations for the year ended December 31, 2021.

Economic Injury Disaster Loan On June 30, 2020, the Company received a loan from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Pursuant to the Loan Authorization and Agreement (the “SBA Loan Agreement”), the Company received a principal amount of $150,000. On August 12, 2021, the Company received approval from the SBA to increase the principal loan amount to $500,000. In accordance with ASC 470, the Company accounts for the loan as a financial liability. The Company does not input additional interest at a market rate even though the stated interest rate under the EIDL may be below market. Transactions, where interest rates are prescribed by governmental agencies, are excluded from the scope of ASC 835-30. In accordance with ASC 470, the proceeds from the EIDL will remain recorded as a liability until either (1) the loan is, in part or wholly, forgiven and the Company has been legally released; or (2) the loan has been repaid. As of December 31, 2023, 2022, and 2021, the Company had an outstanding balance of $500,000 at the end of each year, which is included in note payable on the accompanying balance sheets.

Stock Warrants Warrants that were issued to obtained a line of credit (the “LOC”) are measured at fair value as of the grant date, classified as equity, and included in additional paid-in-capital on the accompanying balance sheets as of December 31, 2023 and 2022. The warrants are equivalent to a loan commitment fee, therefore; these costs are capitalized on the balance sheet and amortized on a straight-line basis over the stated term of the LOC (see Note 7).

Stock-Based Compensation The Company accounts for its stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (“ASC 718”), which requires all stock-based compensation to employees and non-employees, including grants of non-employee stock awards, to be recognized in the statement of operations based on the fair value of those awards calculated using a valuation model on the grant date. In accordance with ASC 718, compensation expense related to stock-based payments are recorded on a straight-line basis over the requisite service period based on the grant date fair value of the awards. In addition, the Company has elected to account for forfeitures when they occur in accordance with ASC 718.

Leases The Company incurs leasing costs in connection to various non-cancelable leases. Effective January 1, 2021, the Company elected to early adopt FASB ASC Topic 842, Leases, (“ASC 842”).

In accordance with ASC 842, at lease inception, the Company determines whether an arrangement is or contains a lease, and whether they will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. For operating and finance leases: right-of-use (“ROU”) assets are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term using the rate implicit in the lease, plus unamortized initial direct costs, plus any prepayments, less any unamortized lease incentives received; lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term using the rate implicit in the lease. ROU assets represent the Company’s right to use leased assets over the term of the lease. Lease liabilities represent the Company’s contractual obligations to make lease payments over the lease terms.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Lease terms may include renewal or extension options to the extent they are reasonably certain to be exercised at lease commencement. When the rate implicit in the lease is not determinable, ASC 842 prescribes the use of the Company’s incremental borrowing rate at the commencement date, or a risk-free rate for privately held companies.

Operating leases and short-term leases recognize rent expense on a straight-line basis over the lease term. Finance leases recognize amortization and interest expense over the lease term. ROU assets are measured at cost, less any accumulated amortization and/or impairment losses over the period from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. Lease liabilities are measured on an amortized cost basis, which are increased to reflect interest on the liability and decreased to reflect the lease payments made during the period.

The Company made a policy election to use the risk-free discount rate to determine the ROU assets and lease liabilities related to its operating leases; finance leases use the rates implicit in the leases. In addition, the Company elected the short-term lease exception policy, permitting the Company to exclude the recognition requirements for leases with terms of 12 months or less from lease inception.

Grant Assistance Grant assistance from the government is recognized as income when grant is awarded or, if conditional, immediately once the condition is substantially met. Since US GAAP does not contain specific authoritative accounting guidance that addresses the recognition and measurement of government assistance received by a business entity, the Company accounted for the government grants by analogy to FASB ASC Topic 958-605, Not-for-Profit Entities – Revenue Recognition (“ASC 958-605”). Additionally, ASC 958-605 permits the recognition in earnings on a gross basis as grant revenue or other income. Accordingly, the Company elected to recognize the grant proceeds in other income and expenses on the accompanying statements of operations. For the years ended December 31, 2023, 2022, and 2021, the Company recognized grant income in the amounts of $910,577, $1,090,595, and $1,630,858, respectively.

Advertising and Marketing Advertising and marketing costs are expensed as incurred. The Company incurred advertising and marketing costs of $50,042, $87,081, and $88,388, which are included in general and administrative expenses on the accompanying statements of operations for the years ended December 31, 2023, 2022 and 2021, respectively.

Income Taxes The Company is a registered C-corporation in the state of Delaware. Under federal and state laws, C-corporations are subject to federal and state income taxes. The Company files income tax returns in the U.S. federal jurisdiction and California. The Company is subject to U.S. federal and state and local income tax examinations by tax authorities for the prior three years for federal returns and for the prior four years for state returns. No examinations are currently pending.

The Company uses the asset and liability method of accounting for income taxes in accordance with FASB ASC Topic 740, Income Taxes, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date. The Company provides a valuation allowance against its deferred tax assets when circumstances indicate that it will, more likely than not, no longer be realized.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

The Company follows the provisions of uncertain tax positions as addressed in FASB ASC Subtopic 740-10, Income Taxes - Overall. The Company did not recognize any liabilities for unrecognized tax benefits as of December 31, 2023, 2022, and 2021, and has taken no tax positions as of December 31, 2023, 2022, and 2021 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in operating expenses. As of December 31, 2023, 2022, and 2021, the Company had no accruals for interest and penalties and no such interest or penalties were recognized during the years ended December 31, 2023, 2022, and 2021.

Measurement of Credit Losses on Financial Instruments In June 2016, the Financial Accounting Standards Board (“FASB”) issued amended guidance which replaced the incurred loss impairment methodology for measurement of credit losses on financial instruments with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates (the “current expected credit losses model” or “CECL”). Under the CECL, the allowance for losses on financial assets, measured at amortized cost, reflects management’s estimate of credit losses over the remaining expected life of such assets.

The Company adopted CECL as of January 1, 2023, using the modified retrospective method, with the cumulative-effect adjustment to the opening balance of stockholders’ equity as of the adoption date. As the Company is a clinical-stage company with minimal financial instruments that can be subject to credit losses, the cumulative effect of adopting CECL is immaterial.

3.	LIQUIDITY, RISKS, AND UNCERTAINTIES

The Company is subject to the risks common to start-up, pre-revenue companies, including, among other factors, undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. Drug development companies typically incur substantial losses during the product development and FDA testing phase of operations, and do not generate revenues until after the drug has received FDA approval, which cannot be assured, and the Company has started to sell the product.

For the years ended December 31, 2023, 2022, and 2021, the Company recorded net losses totaling $8,857,996, $3,623,159, $1,660,187, respectively, and net cash used in operating activities totaled $4,870,167, $4,321,502, $1,309,190, respectively. Cash flows are primarily dependent on debt financing and government grants.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

As of December 31,	2023	2022	2021
Computer equipment	$50,587	$46,678	$46,678
Furniture and equipment	28,874	28,874	28,874
Equipment	23,881	23,881	23,881
	103,342	99,433	99,433
Less: accumulated depreciation and amortization	(82,489)	(72,979)	(59,742)
Property and equipment, net	$20,853	$26,454	$39,691

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2023, 2022, and 2021, amounted to $9,510, $13,237, and $13,282, respectively and are reported in general and administrative expenses on the accompanying statements of operations.

5.	PATENTS AND OTHER INTANGIBLE ASSETS

Patents and other intangible assets were recorded in connection with an asset acquisition that occurred in 2016, The fair values of the patents and identifiable intangible assets were determined on a non-recurring basis by a third-party valuation specialist, in accordance with ASC 805.

The fair values of the patents and identifiable intangible assets acquired were determined using the income approach, specifically the risk-adjusted discounted cash flow method, and the cost approach, specifically the replacement value method, respectively. Significant assumptions used in estimating the fair value of the acquired intangible assets fall within Level 3 of the fair value hierarchy described by ASC 820, which includes forecasted revenue and expenses, probability of technical success, and replacement costs.

Patents and other intangible assets consisted of the following:

As of December 31, 2023	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$1,569,333	$(900,882)	$668,451
Intellectual property	19,200	-	19,200
Total	$1,588,533	$(900,882)	$687,651

As of December 31, 2022	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$1,569,333	$(787,087)	$782,246
Intellectual property	19,200	-	19,200
Total	$1,588,533	$(787,087)	$801,446

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

As of December 31, 2021	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$1,569,333	$(673,291)	$896,042
Intellectual property	19,200	-	19,200
Total	$1,588,533	$(673,291)	$915,242

Patents are amortized over useful lives ranging from 8.5 to 18 years. The intellectual property consists of acquired in-process research and development with an alternative future use, which have an indefinite useful life until the in-development product is completed.

Amortization expense related to the patents for the years ended December 31, 2023, 2022, and 2021 amounted to $113,796 for each year, and is included in research and development expenses on the accompanying statements of operations.

Future amortization expense on the patents as of December 31, is estimated to be as follows:

For the Years Ending December 31,	Amount
2024	$111,531
2025	90,344
2026	87,464
2027	87,464
2028	72,953
Thereafter	218,695
Total	$668,451

6.	LEASE AND RELATED PARTY LEASE

Adoption of ASC 842 The Company elected to apply the modified retrospective transition method, including the package of practical expedients and transition provisions available for expired or existing contracts, which allowed the Company to not reassess existing leases to determine 1) whether contracts are or contain leases, 2) lease classification and 3) if initial direct costs already capitalized meet the new definition of initial direct costs under ASC 842, to adopt ASC 842 as of January 1, 2021. As a result, the Company recognized an operating ROU lease asset in the amount of $105,946 and operating lease liability in the amount of $101,070, net of previously recognized prepaid rent of $4,877. There was no impact to opening equity.

ASC 842 Operating Lease The Company leases an office building under a non-cancelable operating lease, which expires in April 2024. A renewal option was not included in the lease; therefore, potential extensions were excluded from the Company’s ROU asset and lease liability as any extensions would be at the discretion of the lessor. The remaining lease term for the Company’s operating lease is 4 months. The discount rate is 0.78%.

For the years ended December 31, 2023, 2022, and 2021, rent expense related to the operating lease amounted to $32,155 each year. Variable lease payments related to the operating lease amounted to $10,810 for each year for the years ended December 31, 2023 and 2022, and there were no variable lease payments for the year ended December 31, 2021. Rent expense and variable lease payments are included in general and administrative expenses on the accompanying statements of operations.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Future minimum lease payments under the non-cancellable operating lease are as follows:

Years Ending December 31,	Amount
2024	$9,144
2025	-
2026	-
2027	-
2028	-
Thereafter	-
Total	9,144
Less: amount representing interest	(15)
Present value of minimum lease payments	9,129
Less: current portion of operating lease liability	(9,129)
Operating lease liability, net of current portion	$-

ASC 842 Short-Term Lease The Company leases a facility from a related-party under a short-term evergreen lease, in which the fixed monthly payments are expensed as incurred. For the years ended December 31, 2023, 2022, and 2021, short-term rent expense amounted to $12,000 each year, and is included in general and administrative expenses on the accompanying statements of operations.

7.	REVOLVING LINE OF CREDIT

Revolver In October 2022, the Company entered into a credit agreement, which allows for a revolving line of credit (the “Revolver”), with a related party that allows for maximum borrowings up to $6,000,000, matures on October 1, 2024, and is collateralized by substantially all of the Company’s assets. The credit agreement was amended (the “Revolver Amendment”) in September 2023 to increase the maximum borrowings of the Revolver to $7,500,000. As of December 31, 2023 and 2022, the Revolver had outstanding borrowings in the amounts of $6,360,000 and $2,810,000, respectively, and available borrowings of $1,140,000 and $3,190,000, respectively. The Revolver bears interest per annum at Prime Rate plus 4.5%.

Revolver Deferred Debt Issuance Costs Upon execution of the Revolver, the Company incurred $60,000 of deferred debt issuance costs. As of December 31, 2023 and 2022, these deferred debt issuance costs, net of accumulated amortization, amounted to $22,500 and $52,500, respectively, and are included in other assets on the accompanying balance sheets. Amortization of deferred debt issuance costs for the years ended December 31, 2023 and 2022 amounted to $30,000 and $7,500, respectively, and are included in interest expense on the accompanying statements of operations.

Stock Warrants On October 1, 2022 and September 6, 2023, the Company issued Warrants to Purchase Common Stock (the “Warrants”) in conjunction with and pursuant to the terms of the Revolver to the lender. The Warrants issued on October 1, 2022 certifies that the holder is entitled to purchase from the Company 24,100 shares of common stock, and the Warrants issued on September 6, 2023 entitled the holder to purchase an additional 24,100 shares. In accordance with ASC 815, as the Warrants are not considered to be derivatives and are considered to be indexed to the Company’s own stock, the Warrants are accordingly classified as equity. As the Warrants were issued in connection with obtaining a line of credit, the Warrants were recorded at fair value as of the grant date. Issuing warrants to obtain a line of credit is equivalent to paying loan commitment fees; therefore, an asset is recognized in the amount of the fair value of the Warrants and amortized on a straight-line basis over the stated term of the Revolver.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

The Warrants were recognized at a fair value of $32,294 and $49,871 on September 6, 2023 and October 1, 2022, respectively. The corresponding loan commitment fees, net of accumulated amortization, amounted to $41,058 and $43,637 as of December 31, 2023 and 2022, respectively, and is included in other assets on the accompanying balance sheets. Amortization expense related to the loan commitment fees amounted to $34,873 and $6,234 for the years ended December 31, 2023 and 2022, and is included in interest expense on the accompanying statements of operations.

The Company utilized the Black-Scholes option pricing model to value the Warrants. Significant assumptions used in estimating the fair value of the Warrants fall within Level 3 of the fair value hierarchy described by ASC 820 and are summarized below:

Stock Warrants Assumptions	2023	2022
Price of stock at grant date	$3.79	$2.42
Dividend yield	0.00%	0.00%
Contractual term of warrants	10	10
Exercise price of option	$8.00	$10.38
Risk-free interest rate	4.62%	3.83%
Volatility	36.3%	108.00%

8.	NOTE PAYABLE AND RELATED PARTY PROMISSORY NOTES

Note payable and related party promissory notes consists of the following:

As of December 31,	2023	2022	2021
EIDL loan bearing interest at 3.75% per annum, with interest payable monthly in arrears. All unpaid principal and interest are due at maturity on June 30, 2050. The loan is collateralized by substantially all of the Company’s assets.	$500,000	$500,000	$500,000
Total	500,000	500,000	500,000
Less: current portion	-	-	-
Note payable	$500,000	$500,000	$500,000

As of December 31,	2023	2022	2021
Promissory notes due to related party bearing PIK interest at rates ranging from 5% to 8% per annum with principal and interest payable at maturity. The notes mature on various dates through July 2024. The promissory notes are collateralized by substantially all of the Company’s assets.	$393,282	$269,481	$592,222
Total	393,282	269,481	592,222
Less: current portion	(393,282)	(269,481)	(592,222)
Related party promissory note, net of current portion	$-	$-	$-

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Aggregate future minimum principal maturities of note payable and related party promissory notes are as follows:

Years Ending December 31,	Amount
2024	$393,282
2025	-
2026	-
2027	-
2028	-
Thereafter	500,000
Total	$893,282

9.	CONVERTIBLE NOTES

On various dates throughout the years ended December 31, 2023, 2022, and 2021, the Company issued secured, convertible promissory notes (the “Convertible Notes”) with principal amounts totaling $1,380,000, $530,000, and $2,900,440, respectively, pursuant to the Convertible Promissory Note Purchase Agreements. The Convertible Notes provide for interest at a rate of 8% or 10% per annum, payable upon maturity. All principal and accrued interest are due 30 months from the date of issuance of the Convertible Notes unless the Convertible Notes are converted or repaid prior to the maturity date. The Convertible Notes mature on various dates through May 16, 2026, and upon maturity, the Convertible Notes are intended by the Company to be extended or converted to equity; accordingly, all Convertible Notes are classified as long-term. The Convertible Notes are collateralized by substantially all the assets of the Company.

At any time prior to the maturity date, the holders can elect to convert the Convertible Notes into the Company’s preferred stock at a conversion price equal to $10.38 or $20.00. Additionally, in the event that the Company issues and sells shares of its equity securities to investors (the “Investors”) on or before the date of the repayment in full of the Convertible Notes in an equity financing (a “Qualified Financing”) resulting in gross proceeds to the Company of at least $3,000,000, excluding the conversion of the Convertible Notes and other debt, then 100% of the outstanding principal balances, and any accrued but unpaid interest, shall automatically convert in whole into such equity securities at a per share conversion price equal to the lesser of (i) 80% of the per share price paid by the Investors, and otherwise on the same terms and conditions as given to the Investors or (ii) $10.38 or $20.00 per share. Furthermore, if a Qualified Financing has not occurred and the Company elects to consummate a sale of the Company prior to the maturity date of the Convertible Notes, at the option of the holder, the Company will (i) pay the holder of the Convertible Notes at closing an aggregate amount equal to 1.5 times principal and accrued interest, or (ii) allow conversion of the principal amount and accrued interest into shares of the Company’s preferred stock at the conversion price of $10.38 or $20.00 per share.

The conversion features in the event of a Qualified Financing or sale of the Company are embedded derivatives that would require separation from the host contract. However, the Company has elected the fair value option, and accordingly, the Convertible Notes were measured at fair value at issuance and subsequently remeasured on December 31, 2023, 2022, and 2021.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

The fair values of the Convertible Notes were determined by a third-party valuation specialist using the Monte Carlo simulation method. Significant assumptions used in estimating the fair value of the Convertible Notes fall within Level 3 of the fair value hierarchy described by ASC 820, which includes the probability of scenarios occurring during the term of the note that would impact conversion of the Convertible Notes. Other key assumptions used to determine the fair value of the Convertible Notes are summarized below:

Convertible Notes Assumptions	2023	2022	2021
Risk-free interest rate	3.7% - 5.2%	4.3% - 4.6%	0.3% - 0.8%
Equity volatility	68.0% - 89.0%	85.0% - 117.0%	97.0% - 113.0%
Discount rate/IRR	16.5% - 17.0%	13.8%	11.3% - 15.7%
Return on invested capital multiple in dissolution	0.35x	0.35x	0.11x - 0.25x

The fair value of the Convertible Notes are as follows:

As of December 31,	2023	2022	2021
Convertible notes principal balance	$4,810,440	$3,430,440	$2,900,440
Fair value adjustment	3,853,364	238,134	48,017
Convertible notes	$8,663,804	$3,668,574	$2,948,457

Loss related to the change in fair value of the Convertible Notes for the years ended December 31, 2023, 2022, and 2021 amounted to $3,615,230, $190,117, and $48,017, respectively, and is included in change in fair value of convertible notes on the accompanying statements of operations.

Interest expense related to the Revolver (see Note 7), note payable (see Note 8), related party promissory notes (see Note 8), and the Convertible Notes amounted to $1,048,183, $368,354, and $126,159 for the years ended December 31, 2023, 2022 and 2021, respectively, and is included in interest expense on the accompanying statements of operations.

10.	COMMITMENTS AND CONTINGENCIES

Litigation The Company operates in a highly regulated industry and is subject to various regulatory and governmental laws and regulations. As a result, legal claims and regulatory proceedings may be instituted or asserted against the Company. The Company records accruals for contingencies to the extent that it concludes that it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Additionally, the Company is subject to certain claims and legal matters that arise in the normal course of business. Management does not expect any such claims and legal actions to have a material adverse on the Company’s financial position, results of operations, or liquidity.

11.	STOCKHOLDERS’ DEFICIT

The Company is authorized to issue common stock and preferred stock. Pursuant to the Company’s Certificate of Amendment of Certificate of Incorporation dated March 4, 2022, the Company is authorized to issue 2,000,000 shares of common stock (the “Common”), of which 1,009,925, 1,003,710, and 995,120 shares are issued and outstanding as of December 31, 2023, 2022, and 2021, respectively. In addition, the Company is authorized to issue 2,260,054 shares of preferred stock (the “Preferred”), in which all 2,260,054 shares are issued and outstanding as of December 31, 2023, 2022, and 2021. Both classes of shares have a par value of $0.0001 per share.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

The following is a summary of the preferences, limitations, and rights of the holders of the Common and Preferred:

Preferred Dividends Dividends are noncumulative and payable to preferred shareholders only when and if declared by the Company’s Board of Directors in its sole discretion. To date, no dividends have been declared.

Liquidation In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of the Common, an amount equal to the Original Issue Price per share plus any declared but unpaid dividends (the “Liquidation Preference”). After the payment of the Liquidation Preference to the holders of the Preferred, the holders of the Preferred and Common shall share pro rata in all remaining assets and funds on an as-converted basis.

A sale of substantially all of the assets of the Company, or a merger, consolidation, or reorganization or other transaction, in which holders of the Company’s voting power prior to such transaction will hold, post-transaction, less than 50% of the surviving entity’s voting power, shall be deemed to be a liquidation.

Optional Conversion Each share of Preferred, at the option of its holder, at any time after the date of issuance of such share, is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Issue Price for each share of Preferred by the conversion price.

Automatic Conversion Each share of Preferred will automatically convert into common stock, at the then applicable conversion price upon the effective date of an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, of shares of the Common, provided that the aggregate gross proceeds of such offering are at least $20,000,000.

Voting Rights Each holder of shares of Common is entitled to one vote. Each holder of shares of Preferred is entitled to cast the number of votes equal to the number of whole shares of common stock into which such share of Preferred is convertible. The Preferred will vote together with the Common as a single class.

12.	COMMON STOCK AWARD ACTIVITY

On August 1, 2013, the Company adopted the 2013 Profits Interest Award Plan (the “2013 Plan”), which provided for the grant of equity awards to employees and consultants of the Company. Subsequent to the Company’s conversion to a C-corporation in 2021, the Company adopted a stock option plan (the “2021 Plan”) pursuant to which the Company’s board of directors may grant stock options to executives, members of the board, consultants, and key employees.

Restricted Units Pursuant to the 2013 Plan, the Company granted restricted profit interest units (the “Profit Interest Units”) which vest over a range of less than a year to 5 years. In addition, upon consummation of the conversion of the Company from an LLC to a C-corporation, all awards granted under the 2013 Plan shall be converted into shares of the resulting corporation’s common stock or other awards or securities on terms and conditions which are substantially equivalent to the terms and conditions of the Profit Interest Units. In accordance with the 2013 Plan, upon conversion to a C-corporation, the Company issued one unit of common stock per unit of Profit Interest Units vested.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Under the 2013 Plan, the Company granted a total of 118,050 Profit Interest Units. As of December 31, 2023, 2022, and 2021, the number of vested units amounted to 109,925, 103,710, and 95,120, respectively, and were issued common stocks. For the years ended December 31, 2023, 2022, and 2021, the Company recognized $12,907, $17,597, and $22,929 of expense, respectively, based on the fair value of the common stock on the conversion date January 1, 2021, which is included in general and administrative expenses on the accompanying statements of operations. As of December 31, 2023, 2022, and 2021, there remains $13,025, $25,950, and $43,574, respectively, of unrecognized expenses.

The fair value of the Company’s common stock at the date of conversion was determined by a third-party valuation specialist using the Black-Scholes option pricing model. Significant assumptions used in estimating the fair value of the common stock fall within Level 3 of the fair value hierarchy described by ASC 820. The assumptions used and the conversion date fair value of the common stock are as follows:

Common Stock Assumptions	2021
Dividend yield	0.00%
Time to liquidity (years)	3
Risk-free interest rate	0.2%
Volatility	95.0%
Fair value at January 1, 2021	$2.14

Stock Options The 2021 Plan authorizes grants consisting of the Company’s authorized but unissued common stock. The 2021 Plan allows for the issuance of a maximum of 350,000 non-transferrable options, which are subject to time-based vesting. Granted stock options vest over a range of less than a year to 5 years. As of December 31, 2023, 2022, and 2021, there were 274,250, 291,050, and 299,800 shares, respectively, available for grant under the 2021 Plan. The 2021 Plan provide for incentive stock options for the issuance of options for common stock to employees of the Company and non-statutory stock options for the issuance of options for common stock to executives, members of the board, consultants, and employes. The options expire no more than 10 years after the date of grant or earlier if employment or relationship with the Company is terminated. The Company accounts for any forfeitures of options when they occur. In addition, previously recognized stock-based compensation expense for a non-vested award is reversed in the period that the award is forfeited.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

A summary of stock option activity for the years ended December 31, 2023, 2022, and 2021 is presented below:

	Number of Options	Exercise Price	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance, December 31, 2020	-	$-	$-
Granted	50,200	2.14	2.14
Exercised	-	-	-
Forfeited	-	-	-
Balance, December 31, 2021	50,200	2.14	2.14	9.2
Granted	8,750	2.14	2.14
Exercised	-	-	-
Forfeited	-	-	-
Balance, December 31, 2022	58,950	2.14	2.14	8.4
Granted	16,800	2.14	2.14
Exercised	-	-	-
Forfeited	-	-	-
Balance, December 31, 2023	75,750	$2.14	$2.14	7.8

Options exercisable for the years ended December 31, 2023, 2022, and 2021 are as follows:

For the years ended December 31,	Number of Options	Exercise Price	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
2023	47,805	$2.14	$2.14	7.3
2022	28,690	$2.14	$2.14	8.2
2021	600	$2.14	$2.14	9.6

The Company utilized the Black-Scholes option pricing model to value the stock options. Significant assumptions used in estimating the fair value of the stock options fall within Level 3 of the fair value hierarchy described by ASC 820. The assumptions used and the weighted average grant date fair value of the stock options are as follows:

Stock Options Assumptions	2023	2022	2021
Price of stock at grant date	$3.53 - $3.79	$3.34 - $3.90	$3.34
Dividend yield	0.00%	0.00%	0.00%
Years to maturity/liquidity event	3	3	3
Risk-free interest rate	4.10% - 4.60%	1.00% - 4.20%	1.0%
Volatility	79.0% - 98.0%	105.0% - 108.0%	105.0%
Weighted average fair value	$2.95	$2.80	$2.77

The Company recognized stock-based compensation expense under the 2021 Plan totaling $66,235, $48,583, and $35,475 for the years ended December 31, 2023, 2022, and 2021, which is included in general and administrative expenses on the accompanying statements of operations. As of December 31, 2023, 2022, and 2021, there remains $63,304, $79,512, and $103,579, respectively, of unrecognized stock-based compensation expense, and the weighted-average period over which the stock-based compensation is expected to be recognized is over 1.2 years, 1.8 year, and 2.4 years, respectively.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

13.	FEDERAL GRANTS AWARDED

The Company was awarded a 5-year federal grant (the “5-year Grant”) from the National Institute of Allergy and Infectious Diseases for Phase 1 and Phase 2 testing. The 5-year Grant was intended for the project period from 2019 – 2023, and in total, the Company was awarded approximately $3,200,000 to cover salaries and wages, materials and supplies, and other indirect costs, such as employee benefits, consultant services, and travel, for clinical testing trials. Additionally, the Company was awarded a 3-year federal grant (the “3-year Grant”) from the National Institute of Diabetes and Digestive and Kidney Diseases for Phase 1 and Phase 2 testing. The 3-year Grant was intended for the project period from 2019 – 2021, and in total, the Company was awarded $2,200,000 to cover salaries and wages, and other indirect costs, such as employee benefits, consultant services, and travel, for clinical testing trials. The Company receives payouts from the grants as reimbursements, which are recognized as other income when received, when previously agreed upon milestones and conditions of the grants are substantially met. For the years ended December 31, 2023, 2022, and 2021, the Company recognized grant income in the amounts of $910,577, $1,090,595, and $1,630,858, respectively, which are included in grant income on the accompanying statements of operations.

14.	INCOME TAXES

The income tax provision consists of the following:

For the Year Ended December 31,	2023	2022	2021
Current:
Federal	$-	$-	$-
State	791	800	1,722
Total current	791	800	1,722
Deferred:
Federal	-	-	-
State	-	-	-
Total deferred	-	-	-
Income tax expense	$791	$800	$1,722

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

The cumulative temporary differences comprising the deferred tax assets (liabilities) are as follows:

As of December 31,	2023	2022	2021
Deferred tax assets:
Accrued vacation	$20,986	$19,964	$15,570
Intangible assets	40,247	28,218	16,188
Convertible note fair value adjustment	1,149,844	71,059	14,328
Stock-based compensation	48,568	30,334	17,428
Net operating loss	2,917,127	835,577	440,007
Total deferred tax assets	4,176,772	985,131	503,521
Deferred tax liabilities:
Operating lease ROU asset	(470)	(2,649)	(2,978)
Fixed assets	(1,177)	(1,753)	(3,440)
Federal effect of state deferred tax asset	(251,993)	(60,820)	(31,222)
Prepaid expenses	-	(2,053)	-
Total deferred tax liabilities	(253,640)	(67,275)	(37,640)
Net deferred tax asset	3,923,132	917,877	465,881
Less: valuation allowance	(3,923,132)	(917,877)	(465,881)
Total	$-	$-	$-

As of December 31, 2023, 2022, and 2021, based on the projections for future reversal of existing taxable temporary differences and future taxable income over the periods in which the deferred tax assets are deductible, management believes there is not sufficient evidence to conclude that it is more likely than not that the results of future income will generate sufficient taxable income to realize all of the deferred tax assets. Therefore, a full valuation allowance has been applied to the net deferred tax assets as of December 31, 2023, 2022, and 2021.

As of December 31, 2023, 2022, and 2021, $9,945,405, $2,799,337, and $1,469,316, respectively, of federal net operating losses and $9,373,211, $2,802,220, and $1,486,993, respectively, of state net operating losses were available to the Company to offset future taxable income, which will expire in various years through 2044 for state tax purposes. Federal net operating losses originating after 2017 will carryforward indefinitely subject to 80% of taxable income for taxable years beginning on or after January 1, 2021.

15.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred from January 1, 2024 through the independent auditor’s report date, which is the date that the financial statements were available to be issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the financial statements, except as disclosed below:

Sale of the Company In December 2023, the Company signed a non-binding term sheet for a business combination with First Wave BioPharma, Inc. (“FWBI”), a publicly traded company. Pursuant to the term sheet, FWBI will acquire the Company in an all-stock transaction. As of the date of the independent auditor’s report, the transaction had not yet closed.

ImmunogenX, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2023, 2022 AND 2021

Convertible Notes Amendment In February 2024, the Company amended the terms of two of the Convertible Notes to align with the terms of all other Convertible Notes. Terms amended includes the conversion price, which was changed from $20.00 per share to $10.38 per share, and the interest rate, which was changed from 10% to 8%. All other terms remained the same.

Additionally, Convertible Notes with a maturity date of December 31, 2023 and January 1, 2024 have been extended due to the pending sale of the Company mentioned above, with the exception of one note with a principal balance of $300,000. Repayment of principal and accrued interest in the aggregate amount of $362,000 were made on January 29, 2024, which was funded by the issuance of additional convertible notes (the “2024 Convertible Notes”) totaling $360,000 to existing investors on January 24, 2024. The 2024 Convertible Notes bears interest at a rate of 8%, has a conversion price of $10.38, and matures on July 24, 2026.